SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2015

PIEDMONT NATURAL GAS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or Other Jurisdiction

of Incorporation)

1-6916	56-0556998
(Commission File Number)	(I.R.S. Employer Identification No.)

4720 Piedmont Row Drive Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 24, 2015, Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Piedmont, Duke Energy Corporation, a Delaware corporation (“Parent”) and Forest Subsidiary, Inc., a North Carolina corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.

The Merger Agreement provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a direct, wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the Company, Parent or Merger Sub or any holder of any shares of common stock, no par value per share, of the Company (the “Company Common Stock”) or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned by Parent or Merger Sub or any of their respective subsidiaries, in each case immediately prior to the Effective Time) will be converted automatically into the right to receive $60.00 in cash, without interest (the “Merger Consideration”). Shares of the Company Common Stock held by Parent or Merger Sub or any of their respective subsidiaries will not be entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, each outstanding Company RSU (as defined in the Merger Agreement) and each Company RSU that would result, pursuant to the terms of the applicable Company RSU award agreement, from crediting to an award recipient’s account the amount of cash dividends accrued, but not yet credited, in respect of each share of Company Common Stock subject to such Company RSU, will be converted into a vested right to receive cash in an amount equal to the Merger Consideration. In addition, each outstanding Company Performance Share Award that was granted prior to the date of the Merger Agreement, subject to the terms of the Merger Agreement, will be converted into a vested right to receive cash in an amount equal to the target number of shares of Company Common Stock subject to such Company Performance Share Award, multiplied by the Merger Consideration, subject to proration consistent with past practice with respect to applicable retired Company employees. The Merger Agreement also provides for certain specified treatment of Company Performance Share Awards to the extent that the Effective Time occurs within a certain specified period of months following the end of the applicable performance period with respect to a Company Performance Share Award but prior to settlement of such Company Performance Share Award.

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock, (ii) the receipt of regulatory approvals required to consummate the Merger, including approval from the North Carolina Utility Commission, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of any law, statute, ordinance, code, rule, regulation, ruling, decree, judgment, injunction or order of a governmental authority that prohibits the consummation of the Merger, and (v) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (b) each party’s compliance in all material respects with its obligations and covenants contained in the Merger Agreement, and (c) the absence of a material adverse effect on the Company. In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the required regulatory approvals not imposing or requiring any undertakings, terms, conditions, obligations, commitments or remedial actions that constitute a Burdensome Condition (as defined in the Merger Agreement).

The Merger Agreement also contains customary representations, warranties and covenants of both the Company and Parent. These covenants include, among others, an obligation on behalf of the Company to operate its business in the ordinary course until the Merger is consummated, subject to certain exceptions. The

Company has made certain additional customary covenants, including, among others, subject to certain exceptions, (a) causing a meeting of the Company’s shareholders to be held to consider approval of the Merger Agreement, and (b) a customary non-solicitation covenant prohibiting the Company from soliciting, providing non-public information or entering into discussions or negotiations concerning proposals relating to alternative business combination transactions, except as permitted under the Merger Agreement. In addition, the parties are required to use reasonable best efforts to obtain any required regulatory approvals.

The Merger Agreement may be terminated by each of the Company and Parent under certain circumstances, including if the Merger is not consummated by October 31, 2016 (subject to a six-month extension by either party, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, the absence of a law or injunction preventing the consummation of the Merger and the absence of a Burdensome Condition imposed in connection with any required regulatory approval, have been satisfied). The Merger Agreement also provides for certain additional termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain specified circumstances, including (i) the Board’s withdrawal of its recommendation of the Merger Agreement and the Merger under certain circumstances in order to enter into a definitive agreement with respect to certain business combinations (other than the Merger Agreement), or (b) termination by Parent following a withdrawal by the Board of its recommendation of the Merger Agreement, the Company will be required to pay Parent a termination fee of $125 million. In addition, if the Merger Agreement is terminated under certain circumstances due to the failure to obtain regulatory approvals or the breach by Parent of its obligations in respect of obtaining regulatory approvals Parent will be required to pay the Company a termination fee of $250 million.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Company and Parent have been, are, or may in the future be parties to agreements pursuant to which the Company provides natural gas delivery services to Parent. In addition, and as previously disclosed by the Company in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on September 2, 2014, Duke Energy ACP, LLC, an indirect, wholly-owned subsidiary of Parent, and Piedmont ACP Company, LLC, an indirect, wholly-owned subsidiary of the Company, own forty percent (40%) and ten percent (10%) percentage interests, respectively, in Atlantic Coast Pipeline, LLC, a Delaware limited liability company.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. The company intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger transaction. PIEDMONT NATURAL GAS COMPANY, INC. (PIEDMONT) URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN

THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Duke Energy Corporation (Duke), Piedmont and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Piedmont’s proxy statement (when it becomes available) may be obtained free of charge from Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Investors and security holders may also read and copy any reports, statements and other information filed by Piedmont with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Piedmont, Duke, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Piedmont’s directors and executive officers is available in its proxy statement filed with the SEC on January 6, 2015 in connection with its 2015 annual meeting of shareholders, and information regarding Duke’s directors and executive officers is available in its proxy statement filed with the SEC on March 26, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 8.01 Press Release

On October 26, 2015 Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. The press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 24, 2015, by and among Duke Energy Corporation, Forest Subsidiary, Inc. and Piedmont Natural Gas Company, Inc.*

99.1	Joint Press Release, dated October 26, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Piedmont will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

*        *        *         *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: October 24, 2015	By:	/s/ Karl W. Newlin

Karl W. Newlin

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2015, by and among Duke Energy Corporation, Forest Subsidiary, Inc. and Piedmont Natural Gas Company, Inc.*

99.1	Joint Press Release, dated October 26, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.